RESTATED
BYLAWS

OF

ZIONS BANCORPORATION
A Utah Corporation

January 27, 2006

 INDEX TO RESTATED BYLAWS

OF

ZIONS BANCORPORATION

                                          Page

ARTICLE I - Offices

Section 1.01	Business Offices	1
Section 1.02	Principal Office	1
Section 1.03	Registered Office	1

ARTICLE II - Shareholders

ARTICLE III - Board of Directors

Section 3.01	General Powers	12
Section 3.02	Number, Tenure and Qualifications	12
Section 3.03	Resignation	13

i

ARTICLE IV - Executive Committee

ARTICLE V - Officers

Section 5.01	Number and Qualifications	20
Section 5.02	Appointment and Term of Office	20
Section 5.03	Removal and Resignation of Officers	20
Section 5.04	Authority and Duties	20
Section 5.05	Surety Bonds	22
Section 5.06	Compensation	22

ARTICLE VI - Indemnification

Section 6.01	Indemnification	23
Section 6.02	Reliance Upon Corporate Records	23

ii

Section 6.03	Indemnification of Officers, Employees, Fiduciaries, and Agents	24
Section 6.04	Insurance	24
Section 6.05	Scope of Indemnification	25
Section 6.06	Other Rights and Remedies	25
Section 6.07	Severability	25

ARTICLE VII - Stock

Section 7.01	Issuance of Shares	25
Section 7.02	Certificates for Shares; Shares Without Certificates	26
Section 7.03	Restrictions on Transfer of Shares Permitted	27
Section 7.04	Acquisition of Shares by the Corporation	27

ARTICLE VIII - Amendments to Bylaws

Section 8.01	Authority to Amend	28

ARTICLE IX - Miscellaneous

Section 9.01	Corporate Seal	28
Section 9.02	Fiscal Year	28
Section 9.03	Execution of Instruments	28

iii

RESTATED BYLAWS

OF

ZIONS BANCORPORATION

ARTICLE I
Offices

Section 1.01 Business Offices. The Corporation may have such offices, either within or outside Utah, as the Board of Directors may from time to time determine or as the business of the Corporation may from time to time require.

Section 1.02 Principal Office. The principal office of the Corporation shall be located at any place either within or outside Utah as may be designated in the most recent document on file with the Utah Department of Commerce, Division of Corporations and Commercial Code (the “Division”) providing information regarding the principal office of the Corporation. The Corporation shall maintain at its principal office a copy of such corporate records as may be required by Section 16-10a-1601 of the Utah Revised Business Corporation Act (the “Act”) and Section 2.16 of these Bylaws.

Section 1.03 Registered Office. The registered office of the Corporation required by Section 16-10a-501 of the Act to be maintained in Utah shall be the registered office as originally so designated in the Corporation’s Articles of Incorporation or subsequently designated as the Corporation’s registered office in the most recent document on file with the Division providing such information. The Corporation shall maintain a registered agent at the registered office, as required by Section 16-10a-501 of the Act. The registered office and registered agent may be changed from time to time as provided in Sections 16-10a-502 and 16-10a-503 of the Act.

ARTICLE II
Shareholders

Section 2.01 Annual Meeting. The annual meeting of the shareholders shall be held each year on a date and at a time designated by the Board of Directors. In the absence of such designation, the annual meeting of shareholders shall be held during the month of April, on such day and at such time as shall be fixed by the Board of Directors. However, if the day fixed for the annual meeting is a legal holiday in Utah, then the meeting shall be held at the same time and place on the next succeeding business day. At the meeting, directors shall be elected and any other proper business may be transacted. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as may be convenient. Failure to hold an annual meeting as required by these Bylaws shall not affect the validity of any corporate action or work a forfeiture or dissolution of the Corporation. (Section 16-10a-701 of the Act.)

Section 2.02 Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, by such officers or persons as may be authorized by the Bylaws to call a special meeting, or by the holders of shares representing at least fifty-one percent (51%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting, all in accordance with Section 16-10a-702 of the Act.

Section 2.03 Place of Meetings. Each annual or special meeting of the shareholders shall be held at such place, either within or outside Utah, as may be designated by the Board of Directors. In the absence of any such designation, meetings shall be held at the principal office of the Corporation. (Sections 16-10a-701 and 702 of the Act.)

Section 2.04 Notice of Meetings.

(a) Required Notice. The Corporation shall give notice to shareholders of the date, time, and place of each annual and special meeting of the shareholders no fewer than ten (10) nor more than sixty (60) days before the meeting date, in accordance with the requirements of Sections 16-10a-103 and 16-10a-705 of the Act. Unless otherwise required by law or the Articles of Incorporation, the Corporation is required to give the notice only to shareholders entitled to vote at the meeting. The notice requirement will be excused under certain circumstances with respect to shareholders whose whereabouts are unknown, as provided in Section 16-10a-705(5) of the Act.

If the proposed corporate action creates dissenters’ rights, the notice must be sent to all shareholders of the Corporation as of the applicable record date, whether or not they are entitled to vote at the meeting. (Section 16-10a-1320(1) of the Act.)

(b) Contents of Notice. The notice of each special meeting must include a description of the purpose or purposes for which the meeting is called (see Section 16-10a-702(4) of the Act). Except as provided in this Section 2.04(b), or as otherwise required by the Act, other applicable law, or the Articles of Incorporation, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called.

If a purpose of any shareholder meeting is to consider: (1) a proposed amendment to the Articles of Incorporation (Section 16-10a-1003(4) of the Act); (2) a plan of merger or share exchange (Section 16-10a-1103(4) of the Act); (3) the sale, lease, exchange or other disposition of all, or substantially all, of the Corporation’s property (Section 16-10a-1202(5) of the Act); (4) the dissolution of the Corporation (Section 16-10a-1402(4) of the Act); or (5) the removal of a director (Section 16-10a-808(4) of the Act), the notice must so state and be accompanied by a copy or summary of the transaction documents, as set forth in the above-referenced sections of the Act.

If the proposed corporate action creates dissenters’ rights, the notice must state that shareholders are, or may be, entitled to assert dissenters’ rights, and must be accompanied by a copy of Part 13 of the Act (see Section 16-10a-1320(1) of the Act).

(c) Adjourned Meeting. If any annual or special meeting of shareholders is adjourned to a different date, time or place, then, subject to the requirements of the following sentence, notice need not be given of the new date, time and place if the new date, time and place are announced at the meeting before adjournment. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for the adjourned meeting is or must be fixed under Section 16-10a-707 of the Act and Section 2.05 of these Bylaws, notice of the adjourned meeting must be given pursuant to the requirements of paragraph 2.04(a) of these Bylaws to shareholders of record entitled to vote at the meeting, as provided in Section 16-10a-705(4)(b) of the Act.

(d) Waiver of Notice. A shareholder may waive notice of any meeting (or any other notice required by the Act, the Articles of Incorporation or these Bylaws) by a writing signed by the shareholder entitled to the notice, which is delivered to the Corporation (either before or after the date and time stated in the notice as the date and time when any action will occur), for inclusion in the minutes or filing with the Corporation records. A shareholder’s attendance at a meeting: (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. (Section 16-10a-706 of the Act.)

Section 2.05 Fixing of Record Date. For the purpose of determining shareholders of any voting group entitled to: (i) notice of or to vote at any meeting of shareholders or any adjournment thereof; (ii) take action without a meeting; (iii) demand a special meeting; (iv) receive payment of any distribution or share dividend; or (v) take any other action, the Board of Directors may fix in advance a date as the record date (as defined in Section 16-10a-102(28) of the Act) for one or more voting groups. As provided in Section 16-10a-707(3) of the Act, a record date fixed pursuant to such section may not be more than 70 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is otherwise fixed by the board as provided herein, then the record date for the purposes set forth below shall be the close of business on the dates indicated:

(a) With respect to a determination of shareholders entitled to notice of and to vote at an annual or special meeting of shareholders, the day before the first notice is delivered to shareholders (see Section 16-10a-707(2) of the Act);

(b) With respect to a determination of shareholders entitled to demand a special meeting of shareholders pursuant to Section 16-10a-702(1)(b) of the Act, the later of (i) the earliest date of any of the demands pursuant to which the meeting is called, and (ii) the date that is sixty days prior to the date the first of the written demands pursuant to which the meeting is called is received by the Corporation (see Section 16-10a-702(2) of the Act);

(c) With respect to a determination of shareholders entitled to a share dividend, the date the board authorizes the share dividend (see Section 16-10a-623(3) of the Act); and

(d) With respect to a determination of shareholders entitled to a distribution (other than one involving a purchase or reacquisition of shares for which no record date is necessary), the date the Board of Directors authorizes the distribution (see Section 16-10a-640(2) of the Act).

A determination of shareholders entitled to notice of or to vote at any meeting of shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting (see Section 16-10a-707(4) of the Act).

Section 2.06 Shareholder List for Meetings. The officer or agent having charge of the stock transfer books for shares of the Corporation shall prepare a list of the names of all shareholders entitled to be given notice of, and to vote at, each meeting of shareholders, in compliance with the requirements of Section 16-10a-720 of the Act. The list must be arranged by voting group and within each voting group by class or series of shares. The list must be in alphabetical order within each class or series of shares and must show the address of, and the number of shares held by, each shareholder. The shareholder list must be available for inspection by any shareholder, beginning on the earlier of (i) ten days before the meeting for which the list was prepared, or (ii) two business days after notice of the meeting is given, and continuing through the meeting and any adjournments thereof. The list must be available at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting is to be held. A shareholder or a shareholder’s agent or attorney is entitled, on written demand to the Corporation and subject to the provisions of Sections 16-10a-720, 602 and 1603 of the Act, to inspect and copy the list during regular business hours during the period it is available for inspection. The list is to be available at the meeting for which it was prepared, and any shareholder or any shareholder’s agent or attorney is entitled to inspect the list at any time during the meeting for any purpose germane to the meeting. The shareholder list is to be maintained in written form or in another form capable of conversion into written form within a reasonable time (see Section 16-10a-1601(4) of the Act).

Section 2.07 Shareholder Quorum and Voting Requirements. If the Articles of Incorporation or the Act provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of such shares exists with respect to that matter. Unless the Articles of Incorporation, a bylaw adopted pursuant to Section 2.08 hereof, or the Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that group for action on that matter.

If the Articles of Incorporation or the Act provides for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. One voting group may vote on a matter even though another voting group entitled to vote on the matter has not voted.

Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting, unless a new record date is or must be set for the adjourned meeting.

If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the Articles of Incorporation, a bylaw adopted pursuant to Section 2.08 hereof, or the Act requires a greater number of affirmative votes. (See Sections 16-10a-725 and 726 of the Act.) Those matters as to which the Act provides for a special voting requirement, typically requiring the vote of a majority of all votes entitled to be cast, or a majority of all voting shares within each voting group which is entitled to vote separately, include certain amendments to the Articles of Incorporation, mergers, sales of substantially all corporate assets, and dissolution of the Corporation.

Section 2.08 Increasing Quorum or Voting Requirements. As specified in Section 16-10a-727 of the Act, the Articles of Incorporation may provide for a greater quorum or voting require-ment for shareholders, or voting groups of shareholder, than is provided for by the Act. An amendment to the Articles of Incorporation that changes or deletes a greater quorum or voting requirement must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect. Pursuant to Section 16-10a-1021 of the Act, if authorized by the Articles of Incorporation, the shareholders may adopt, amend, or repeal a bylaw that fixes a greater quorum or voting requirement for shareholders, or voting groups of shareholders, than is required by the Act. Any such action is subject to the provisions of Part 7 of the Act.

Section 2.09 Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy. A shareholder may appoint a proxy by signing an appointment form, either personally or by the shareholder’s attorney-in-fact, or by any of the other means set forth in Section 16-10a-722 of the Act. A proxy appoint-ment is valid for eleven months unless a longer period is expressly provided in the appointment form. The effectiveness and revocability of proxy appointments are governed by Section 16-10a-722 of the Act.

Section 2.10 Voting of Shares. Unless otherwise provided in the Articles of Incorporation, in Section 16-10a-721 of the Act, or other applicable law, each outstanding share, regard-less of class, is entitled to one vote, and each fractional share is entitled to a corresponding fractional vote, on each matter voted on at a shareholders’ meeting. Only shares are entitled to vote.

Except as otherwise provided by specific court order as contemplated by Section 16-10a-721(2) of the Act, shares of this Corporation are not entitled to be voted or to be counted in determining the total number of outstanding shares eligible to be voted if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and this Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation. The prior sentence shall not limit the power of the Corporation to vote any shares, including its own shares, held by it or such second corporation in a fiduciary capacity. Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

Section 2.11 Corporation’s Acceptance of Votes. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and give it effect as the act of the shareholder, as provided in Section 16-10a-724 of the Act.

If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and give it effect as the act of the shareholder if:

(a) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(b) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

(c) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

(d) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

(e) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-tenants or fiduciaries and the person signing appears to be acting on behalf of all co-tenants or fiduciaries; or

(f) the acceptance of the vote, consent, waiver, proxy appointment, or proxy appointment revocation is otherwise proper under rules established by the Corporation that are not inconsistent with the provisions of Section 16-10a-724 of the Act.

If shares are registered in the names of two or more persons, whether fiduciaries, members of a partnership, co-tenants, husband and wife as community property, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons, including proxyholders, have the same fiduciary relationship respecting the same shares, then unless the secretary of the Corporation or other officer or agent entitled to tabulate votes is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the effects set forth in Section 16-10a-724(3) of the Act.

The Corporation is entitled to reject a vote, consent, waiver, proxy appointment, or proxy appointment revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver, proxy appointment, or proxy appointment revocation in good faith and in accordance with the standards of Section 16-10a-724 of the Act are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

Corporate action based on the acceptance or rejection of a vote, consent, waiver, proxy appointment, or proxy appointment revocation under this section and Section 16-10a-724 of the Act is valid unless a court of competent jurisdiction determines otherwise.

Section 2.12 Meetings by Telecommunication. As permitted by Section 16-10a-708 of the Act, unless otherwise provided in these Bylaws, any or all of the shareholders may participate in an annual or special meeting of shareholders by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting can hear each other during the meeting. A shareholder participating in a meeting by this means is considered to be present in person at the meeting.

Section 2.13 Voting Trusts and Agreements. Voting trusts and agreements may be entered into among the shareholders in compliance with the requirements of Sections 16-10a-730, 731 and 732 of the Act.

Section 2.14 Voting for Directors. Unless otherwise provided in the Articles of Incorporation or the Act, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, in accordance with the requirements and procedures set forth in Section 16-10a-728 of the Act. Cumulative voting is permitted only if specifically provided for in the Articles of Incorporation.

Section 2.15 Maintenance of Records and Shareholder Inspection Rights.

(a) Corporate Records. As required by Section 16-10a-1601 of the Act, the Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, a record of all actions taken on behalf of the Corporation by a committee of the Board of Directors in place of the Board of Directors, and a record of all waivers of notices of meetings of shareholders, meetings of the Board of Directors, or any meetings of committees of the Board of Directors. The Corporation shall also maintain appropriate accounting and shareholder records as required by the statute. The Corporation shall keep at its principal office those corporate records and documents identified in Section 16-10a-1601(5) of the Act and listed in the following paragraph.

(b) Inspection Rights of Records Required at Principal Office. Pursuant to Section 16-10a-1602(1) of the Act, a shareholder or director of the Corporation (or such person’s agent or attorney) who gives the Corporation written notice of the demand at least five business days before the proposed inspection date, has the right to inspect and copy, during regular business hours, any of the following records, all of which the Corporation is required to keep at its principal office:

(i)  its Articles of Incorporation as then in effect;

(ii)  its Bylaws as then in effect;

(iii)  the minutes of all shareholders’ meetings, and records of all actions taken by shareholders without a meeting, for the past three years;

(iv)  all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group;

(v)  a list of the names and addresses of its current officers and directors;

(vi)  its most recent annual report delivered to the Division; and
(vii)  all financial statements prepared for periods ending during the last three years which a shareholder could request under Section 16-10a-1605 of the Act.

(c) Conditional Inspection Rights. In addition to the inspection rights set forth in paragraph (b) above, as provided in Section 16-10a-1602(2) of the Act, a shareholder or director of the Corporation (or such person’s agent or attorney) who gives the Corporation a written demand in good faith and for a proper purpose at least five business days before the requested inspection date, and describes in the demand with reasonable particularity the records proposed to be inspected and the purpose of the inspection, is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation:

(i)
excerpts from minutes of meetings of, and from actions taken by, the shareholders, the Board of Directors, or any committees of the Board of Directors, to the extent not subject to inspection under paragraph (b) of this Section 2.15;

(ii)	accounting records of the Corporation; and

(iii)	the record of shareholders (compiled no earlier than the date of the demand for inspection).

For the purposes of paragraph (c), a proper purpose means a purpose reasonably related to the demanding party’s interest as a shareholder or director. A party may not use any information obtained through the inspection or copying of records permitted by this paragraph (c) for any purposes other than those set forth in a proper demand as described above, and the officers of the Corporation are authorized to take appropriate steps to ensure compliance with this limitation.

Section 2.16 Financial Statements and Share Information. Upon the written request of any shareholder, the Corporation shall mail to the requesting shareholder:

(i)  its most recent annual or quarterly financial statements showing in reasonable detail its assets and liabilities and the results of its operations, as required by Section 16-10a-1605 of the Act; and

(ii)  the information specified by Section 16-10a-625(3) of the Act, regarding the designations, preferences, limitations, and relative rights applicable to each class and series of shares of the Corporation, and the authority of the Board of Directors to determine variations for any existing or future class or series, as required by Section 16-10a-1606 of the Act.

Section 2.17 Dissenters’ Rights. Each shareholder of the Corporation shall have the right to dissent from, and obtain payment of the fair value of shares held by such shareholder in the event of, any of the corporate actions identified in Section 16-10a-1302 of the Act or otherwise designated in the Articles of Incorporation, these Bylaws, or in a resolution of the Board of Directors.

Section 2.18 Shares Held by Nominees. As provided in Section 16-10a-723 of the Act, the Board of Directors is authorized to establish for the Corporation from time to time such procedures as the directors may determine to be appropriate, by which the beneficial owner of shares that are registered by a nominee is recognized by the Corporation as a shareholder.

Section 2.19. Advance Notice of Shareholder Nominees for Director and Other Shareholder Proposals.

(a) Compliance with Section Requirements. The matters to be considered and brought before any annual or special meeting of shareholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 2.19.

(b) Matters Properly Before An Annual Meeting. For any matter to be properly brought before any annual meeting of shareholders, the matter must be (i) specified in the notice of annual meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) brought before the annual meeting in the manner specified in this Section 2.19(b) by a shareholder of record entitled to vote at the annual meeting of shareholders on such matter or a person (a “Nominee Holder”) that holds voting securities entitled to vote at such meeting through a nominee or “street name” holder of record and can demonstrate to the Corporation such indirect ownership and such Nominee Holder’s entitlement to vote such securities at the annual meeting on such matter.

In addition to any other requirements under applicable law and the Articles of Incorporation and Bylaws of the Corporation, persons nominated by shareholders for election as directors of the Corporation and any other proposals by shareholders shall be properly brought before the meeting only if notice of any such matter to be presented by a shareholder at such meeting of shareholders (the “Shareholder Notice”) shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not less than one hundred and twenty (120) nor more than one hundred and fifty (150) days prior to the date of the Corporation’s proxy statement released to shareholders in connection with the annual meeting for the preceding year; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before the anniversary date of the annual meeting for the preceding year and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), such Shareholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date on hundred and twenty days (120) prior to such Other Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed. Any shareholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the Corporation shall deliver, as part of such Shareholder Notice, a statement in writing setting forth the name of the person or persons to be nominated, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by each such person, as reported to such shareholder by such nominee(s), the information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), each such person’s signed consent to serve as a director of the Corporation if elected, such shareholder’s name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such shareholder and, in the case of a Nominee Holder, evidence establishing such Nominee Holder’s indirect ownership of, and entitlement to vote, securities at the meeting of shareholders.

Any shareholder who gives a Shareholder Notice of any matter proposed to be brought before the meeting (other than to nominate a director or directors) shall deliver, as part of such Shareholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth such shareholder’s name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such shareholder, if applicable, any material interest of such shareholder in the matter proposed (other than as a shareholder) and, in the case of a Nominee Holder, evidence establishing such Nominee Holder’s indirect ownership of, and entitlement to vote, securities at the meeting of shareholders. As used herein, shares “beneficially owned” shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the “Exchange Act”).

Notwithstanding anything in this Section 2.19(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the next annual meeting is increased and either all of the nominees for director at the next annual meeting or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Shareholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

(c) Matters Properly Before A Special Meeting. Except as provided in the immediately following sentence, only such matters shall be properly brought before a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. In the event that the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the Shareholder Notice required by Section 2.19(b) hereof shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and either the names of the nominees proposed by the Board of Directors to be elected at such meeting or the number of directors to be elected is publicly announced or disclosed.

(d) Publicly Announced or Disclosed. For purposes of this Section 2.19, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news or wire service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

(e) Adjournment or Postponement of Meeting. In no event shall the adjournment of an annual meeting or special meeting or the postponement of any meeting that does not require a change in the record date for such meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 2.19. This Section 2.19 shall not apply to (i) shareholder proposals made pursuant to and in compliance with Rule 14a-8 under the Exchange Act or (ii) the election of directors selected by or pursuant to any applicable provisions of the Articles of Incorporation relating to the rights of the holders of any class or series of Preferred Stock to elect directors under specified circumstances.

(f) Determination by Presiding Person. The person presiding at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 2.19 and, if not so given, shall direct and declare at the meeting that such nominees and other matters are out of order and shall not be considered.

ARTICLE III
Board of Directors

Section 3.01 General Powers. As provided in Section 16-10a-801 of the Act, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation or in a shareholder agreement permitted by Section 16-10a-732 of the Act.

Section 3.02 Number, Tenure and Qualifications. Unless otherwise specifically provided in the Articles of Incorporation, and subject to the provisions of Section 16-10a-803 of the Act, the number of directors of the Corporation shall be as fixed from time to time by resolution of the Board of Directors or shareholders, but in no instance shall there be fewer directors than the minimum number required by Section 16-10a-803 of the Act.

Each director shall hold office until the next annual meeting of shareholders (unless the Articles of Incorporation provide for staggering the terms of directors as permitted by Section 16-10a-806 of the Act) or until removed. However, a director whose term expires shall continue to serve until such director’s successor shall have been elected and qualified or until there is a decrease in the authorized number of directors. No decrease in the authorized number of directors shall have the effect of shortening the term of any incumbent director. Unless required by the Articles of Incorporation, directors do not need to be residents of Utah or shareholders of the Corporation.

If the Articles of Incorporation authorize dividing the shares into classes or series, the Articles of Incorporation may also authorize the election of all or a specified number or portion of directors by the holders of one or more authorized classes or series of shares, as provided in Section 16-10a-804 of the Act. A class or series of shares entitled to elect one or more directors is a separate voting group for purposes of the election of directors.

Section 3.03 Resignation. Any director may resign at any time by giving a written notice of resignation to the Corporation. A director’s resignation is effective when the notice is received by the Corporation, or on such later date as may be specified in the notice of resignation. (Section 16-10a-807 of the Act.)

Section 3.04 Removal. The shareholders may remove one or more directors at a meeting called for that purpose, as contemplated by Section 16-10a-808 of the Act, if the meeting notice states that a purpose of the meeting is such removal. The removal may be with or without cause unless the Articles of Incorporation provide that directors may be removed only for cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director. If the Articles of Incorporation provide for cumulative voting for the election of directors, a director may not be removed if a number of votes sufficient to elect the director under such cumulative voting is voted against removal. If cumulative voting is not in effect, a director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast against removal.

Section 3.05 Vacancies. Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the vacancy may be filled by the shareholders or the Board of Directors (as provided in Section 16-10a-810 of the Act). If the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

If the vacant office was held by a director elected by a voting group of shareholders, only the holders of the shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date or otherwise) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

The terms of directors elected to fill vacancies generally expire at the next annual shareholders’ meeting. If a new director is elected to fill a vacancy in a position having a term extending beyond the date of the next annual meeting of shareholders, the term of such new director is governed by Section 16-10a-805(4) of the Act.

Section 3.06 Regular Meetings. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purposes of the meetings, if the times of such meetings are fixed by resolution of the Board of Directors. (Section 16-10a-820 of the Act.)

Section 3.07 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman, the president or not less than three (3) directors. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place of the meetings so called. (Section 16-10a-820 of the Act.)

Section 3.08 Place of Meetings - Meetings by Telephone. The Board of Directors may hold regular or special meetings in or out of the State of Utah. Unless the Articles of Incorporation or Bylaws provide otherwise, the Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. (Section 16-10a-820(2) of the Act).

Section 3.09 Notice of Meetings. Unless the Articles of Incorporation, Bylaws, or the Act provide otherwise, regular meetings of the board may be held without notice of the date, time, place, or purposes of the meeting. Unless the Articles of Incorporation or Bylaws provide for a longer or shorter period, special meetings of the Board of Directors must be preceded by at least two days’ notice of the date, time, and place of the meeting. The notice need not describe the purpose of the special meeting unless required by the Articles of Incorporation, Bylaws, or the Act. (Section 16-10a-822 of the Act.)

The giving of notice of any meeting shall be governed by the rules set forth in Section 16-10a-103 of the Act.

Section 3.10 Waiver of Notice. Any director may waive notice of any meeting before or after the date of the meeting, as provided in Section 16-10a-823 of the Act. Except as provided in the next sentence, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for filing with the corporate records (but delivery and filing are not conditions to its effectiveness). A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting.

Section 3.11 Quorum and Manner of Acting. As set forth in Section 16-10a-824 of the Act, unless the Articles of Incorporation or these Bylaws establish a different quorum requirement, a quorum of the Board of Directors consists of a majority of the number of directors fixed or prescribed in accordance with these Bylaws, except that if a variable-range board is permitted by these Bylaws and no resolution prescribing the exact number within the permitted range is in effect, then a quorum consists of a majority of the number of directors in office immediately before the meeting. The Articles of Incorporation or Bylaws may authorize a quorum of the Board of Directors to consist of no fewer than one-third of the fixed or prescribed number of directors. Any adjustment of the then applicable quorum requirement is subject to the provisions of Section 16-10a-1022 of the Act and Section 3.13 of these Bylaws. Once a director is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, such director is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting, unless a new notice is sent for the adjourned meeting.

The affirmative vote of a majority of directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors, unless the Articles of Incorporation, Bylaws, or the Act require the vote of a greater number of directors. Any action to change the percentage of directors needed to take action is subject to the provisions of Section 16-10a-1022 of the Act and Section 3.13 of these Bylaws.

As set forth in Section 16-10a-824(4) of the Act, a director who is present at a meeting of the Board of Directors when corporate action is taken is considered to have assented to the action taken at the meeting unless:

(i)  the director objects at the beginning of the meeting (or promptly upon arrival) to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting;

(ii)  the director contemporaneously requests that such director’s dissent or abstention as to any specific action be entered into the minutes of the meeting; or

(iii)  the director causes written notice of a dissent or abstention as to any specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the Corporation promptly after adjournment of the meeting. The right of dissent or abstention as to a specific action is not available to a director who votes in favor of the action taken.

Section 3.12 Action Without a Meeting. Unless the Articles of Incorporation, these Bylaws or the Act provide otherwise, any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all the directors consent in writing to the action as permitted by Section 16-10a-821 of the Act. Action is considered to have been taken by such written consents when the last director signs a writing describing the action taken, unless prior to that time any director has revoked a consent by a writing signed by the director and received by an authorized officer of the Corporation. An action so taken is effective at the time it is taken, unless the Board of Directors establishes a different effective date. An action taken by written consent of the directors as described in this section has the same effect as action taken at a meeting of directors and may be described as such in any document.

Section 3.13 Altering Quorum or Voting Requirements. As provided in Section 16-10a-1022 of the Act, a bylaw that fixes a greater quorum or voting requirement for the Board of Directors than is required by the Act may be amended or repealed:

(i)  if originally adopted by the shareholders, only by the shareholders, unless the bylaw specifically provided that it could be amended by a vote of either the shareholders or the Board of Directors; or

(ii)  if originally adopted by the Board of Directors, by the shareholders or, unless otherwise provided in the Articles of Incorporation or Bylaws, by the Board of Directors.

Action by the Board of Directors to amend or repeal a bylaw that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

Section 3.14 Compensation. Unless otherwise provided in the Articles of Incorporation or these Bylaws, the Board of Directors may fix the compensation of directors, as permitted by Section 16-10a-811 of the Act. Pursuant to this authority, the directors may, by resolution, provide for directors to be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any capacity and receiving compensation therefor.

Section 3.15 Committees.

(a) Creation of Committees. Unless the Articles of Incorporation or these Bylaws provide otherwise, the Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the Board of Directors. (Section 16-10a-825 of the Act.)

(b) Selection of Committee Members. The creation of a committee and appointment of members to it must be approved by the greater of:

(i)  a majority of all the directors in office when the action is taken; or

(ii)  the number of directors required by the Articles of Incorporation or Bylaws to take action under Section 16-10a-824 of the Act and Section 3.11 of these Bylaws.

(c) Required Procedures. Sections 16-10a-820 and 824 of the Act, and Sections 3.06 through 3.11 of these Bylaws, which govern meetings, action without meeting, notice, waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members as well.

(d) Authority. Unless limited by the Articles of Incorporation or these Bylaws, each committee may exercise those aspects of the authority of the Board of Directors (as set forth in Section 16-10a-801 of the Act and Section 3.01 of these Bylaws) which the Board of Directors confers upon such committee in the resolution creating the committee, but no such committee shall have the power or authority to act with respect to the following matters: (i) approving or adopting, or recommending to the shareholders, any action or matter expressly required by law to be submitted to the shareholders for approval, (ii) adopting, amending or repealing these Bylaws, or (iii) removing or indemnifying directors.

(e) Impact on Duty of Directors. The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a director with the standards of conduct described in Section 16-10a-840 of the Act and referenced in Section 3.16 of these Bylaws.

Section 3.16 Standards of Conduct. Each director is to discharge such director’s duties as a director, including duties as a member of a committee, in compliance with the standards of conduct set forth in Section 16-10a-840 of the Act.

Section 3.17 Limitation of Liability. If not already so provided in the Articles of Incorporation of this Corporation, the Corporation, as provided in Section 16-10a-841 of the Act, may eliminate or limit the liability of directors to the Corporation or to its shareholders for monetary damages for any action taken or any failure to take action as a director, by an amendment to its Articles of Incorporation, or by the adoption of a bylaw or resolution approved by the same percentage of shareholders as would be required to approve an amendment to the Articles of Incorporation to include such provision. No such provision may eliminate or limit the liability of a director for:

(i)  the amount of a financial benefit received by a director to which the director is not entitled;

(ii)  an intentional infliction of harm on the Corporation or the shareholders;

(iii)  an unlawful distribution in violation of the standards set forth in Section 16-10a-824 of the Act as referenced in Section 3.18 of these Bylaws;

(iv)  an intentional violation of criminal law; or

(v)  liability for any act or omission occurring prior to the date such a provision becomes effective.

Section 3.18 Liability for Unlawful Distributions. A director who votes for or assents to a distribution made in violation of the requirements of Section 16-10a-640 of the Act or the Articles of Incorporation, and who does not discharge such duties in compliance with the standards of conduct set forth in Section 16-10a-840 of the Act and referenced in Section 3.16 and 4.01 of these Bylaws, is personally liable to the Corporation for the amount by which the distribution exceeds the amount that could been properly distributed, as provided in Section 16-10a-842 of the Act.

Section 3.19 Conflicting Interest Transactions. Transactions in which a director has a conflicting interest will be handled in accordance with Sections 16-10a-850 to 853 of the Act. In accordance with such sections, each “director’s conflicting interest transaction” as defined therein, which has not otherwise been established to be fair to the Corporation, is to be presented to the shareholders for approval in accordance with Section 16-10a-853 of the Act, or approved by the directors in compliance with the requirements of Section 16-10a-822 of the Act.

Directors may take action with respect to a director’s conflicting interest transaction by the affirmative vote of a majority of those “qualified directors” (defined in Section 16-10a-850 of the Act as essentially those directors without conflicting interests with respect to the transaction) on the Board of Directors or on a duly empowered and constituted committee of the board who voted on the transaction after receipt of the “required disclosure” (as defined in Sections 16-10a-850 and 852(2) of the Act). For purposes of such action, a majority of the qualified directors on the board or on the committee, as the case may be, constitutes a quorum. Such action is not affected by the presence or vote of a director who is not a qualified director.

ARTICLE IV
Executive Committee

Section 4.01 Appointment. The Board of Directors, by resolution adopted by a majority of the full Board, may designate three (3) or more of its members to constitute an Executive Committee. The creation of, delegation of authority to, or action by the Executive Committee does not alone constitute compliance by a director with the standards of conduct described in Section 16-10a-840 of the Act and referenced in Section 3.16 of these Bylaws.

Section 4.02 Authority. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee, and except also that the Executive Committee shall not have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, or amending the Bylaws of the Corporation.

Section 4.03 Tenure and Qualifications. Each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until such member’s successor is designated as a member of the Executive Committee.

Section 4.04 Meetings. Regular meetings of the Executive Committee may be held without notice at such times and places as called by the Chairman of the Board, the president or a majority of the Executive Committee. Special meetings of the Executive Committee may be called by the Chairman of the Board, the president or a majority of the Executive Committee, and notice of special meetings may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at his or her business address. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

Section 4.05 Quorum and Manner of Acting. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

Section 4.06 Action Without a Meeting. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if all the members consent in writing to the action. Action is considered to have been taken by such written consents when the last director signs a writing describing the action taken, unless prior to that time any member of the Executive Committee has revoked a consent by a writing signed by the member and received by an authorized officer of the Corporation. An action so taken is effective at the time it is taken, unless the Executive Committee establishes a different effective date. An action taken by written consent of the Executive Committee as described in this section has the same effect as action taken at a meeting of Executive Committee and may be described as such in any document.

Section 4.07 Vacancies. If a vacancy occurs on the Executive Committee, the vacancy may be filled by a resolution adopted by a majority of the full Board of Directors.

Section 4.08 Resignations and Removal. The Board of Directors may remove one or more members of the Executive Committee at a meeting called for that purpose. The removal may be with or without cause. Any member of the Executive Committee may resign at any time by giving a written notice of resignation to the Corporation. A member’s resignation is effective when the notice is received by the Corporation, or on such later date as may be specified in the notice of resignation.

Section 4.09 Procedure. The Executive Committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the next meeting of the Board.

ARTICLE V
Officers

Section 5.01 Number and Qualifications. The officers of the Corporation shall be a president, a secretary, a treasurer, each of whom shall be appointed by the Board of Directors. The Corporation may also have such other officers and assistant officers as the Board of Directors in its discretion may determine, by resolution, to be appropriate, including a chairman of the board, one or more vice presidents, a controller, assistant secretaries and assistant treasurers. All such officers shall be appointed by the Board of Directors, except that if specifically authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers (see Section 16-10a-830 of the Act). The same individual may simultaneously hold more than one office in the Corporation.

Section 5.02 Appointment and Term of Office. The officers of the Corporation shall be appointed by the Board of Directors (or, to the extent permitted by Section 5.01 above, by an officer specifically authorized by the board to make such appointments), for such terms as may be determined by the Board of Directors. Neither the appointment of an officer nor the designation of a specified term creates or grants to the officer any contract rights, and the board can remove the officer at any time prior to the termination of any term for which the officer may be appointed. If no other term is specified, officers shall hold office until they resign, die, or until they are removed or replaced in the manner provided in Section 5.03 below, or Section 16-10a-832 of the Act.

Section 5.03 Removal and Resignation of Officers. Any officer or agent of the Corporation may be removed or replaced by the Board of Directors at any time with or without cause, as permitted by Section 16-10a-832 of the Act. The election of a replacement officer shall constitute the removal of the person previously holding such office. An officer may resign at any time by giving written notice of the resignation to the Corporation. Resignations shall become effective as provided in Section 16-10a-832 of the Act. An officer’s resignation or removal does not affect the contract rights of the parties, if any (See Section 16-10a-833 of the Act).

Section 5.04 Authority and Duties. The officers of the Corporation shall have the authority and perform the duties specified below and as may be additionally specified by the president, the Board of Directors or these Bylaws (and in all cases where the duties of any officer are not prescribed by the Bylaws or by the Board of Directors, such officer shall follow the orders and instructions of the president), except that in any event each officer shall exercise such powers and perform such duties as may be required by law:

(a) President. The president shall, subject to the direction and supervision of the Board of Directors, (i) be the chief executive officer of the Corporation and have general and active control of its affairs and business and general supervision of its officers, agents and employees; (ii) unless there is a chairman of the board, preside at all meetings of the shareholders and the Board of Directors; (iii) see that all orders and resolutions of the Board of Directors are carried into effect; and (iv) perform all other duties incident to the office of president and as from time to time may be assigned to the president by the Board of Directors. The president may sign, with the secretary or any other proper officer of the Corporation authorized to take such action, certificates for shares of the Corporation. The president may also sign, subject to such restrictions and limitations as may be imposed from time to time by the Board of Directors, deeds, mortgages, bonds, contracts or other instruments which have been duly approved for execution.

(b) Vice Presidents. Vice presidents, if any (or if there is more than one then each vice president), shall assist the president and shall perform such duties as may be assigned by the president or by the Board of Directors. The vice president, if there is one (or if there is more than one then the vice president designated by the Board of Directors, or if there be no such designation then the vice presidents in order of their election), shall, at the request of the president, or in the event of the president’s absence or inability or refusal to act, perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The Board of Directors may appoint Executive Vice Presidents, Senior Vice Presidents, Assistant Vice Presidents and such other vice presidents as it so determines. Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the Corporation the issuance of which have been authorized by resolution of the Board of Directors. Vice presidents shall perform such other duties as from time to time may be assigned to them by the president or by the Board of Directors.

(c) Secretary. The secretary and assistant secretary, if any, shall: (i) have responsibility for the preparation and maintenance of minutes of the proceedings of the shareholders and of the Board of Directors; (ii) have responsibility for the preparation and maintenance of the other records and information required to be kept by the Corporation under Section 16-10a-1601 of the Act and Section 2.17 of these Bylaws; (iii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by the Act or other applicable law; (iv) be custodian of the corporate records and of any seal of the Corporation; (v) when requested or required, authenticate any records of the Corporation; (vi) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (vii) sign with the president, or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (viii) have general charge of the stock transfer books of the Corporation, unless the Corporation has a transfer agent; and (ix) in general perform all duties incident to the office of secretary, including those identified in the Act, and such other duties as from time to time may be assigned to the secretary by the president or the Board of Directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

(d) Treasurer. The treasurer and assistant treasurer, if any, shall: (i) be the principal financial officer of the Corporation and have responsibility for the care and custody of all its funds, securities, evidences of indebtedness and other personal property, and deposit and handle the same in accordance with instructions of the Board of Directors; (ii) receive and give receipts and acquittances for monies paid in on account of the Corporation, and pay out of funds on hand all bills, payrolls and other just debts of the Corporation of whatever nature upon maturity; (iii) unless there is a controller, be the principal accounting officer of the Corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the president and the Board of Directors statements of account showing the financial position of the Corporation and the results of its operations; (iv) upon request of the board, make such reports to it as may be required at any time; and (v) perform all other duties incident to the office of treasurer and such other duties as from time to time may be assigned by the Board of Directors or the president. Assistant treasurers, if any, shall have the same powers and duties, subject to supervision by the treasurer.

Section 5.05 Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to provide to the Corporation a bond, in such sums and with such sureties as may be satisfactory to the board, conditioned upon the faithful performance of such individual’s duties and for the restoration to the Corporation of all books, papers, vouchers, money, securities and other property of whatever kind in such officer’s possession or under such officer’s control belonging to the Corporation.

Section 5.06 Compensation. Officers shall receive such compensation for their services as may be authorized or ratified by the Board of Directors and no officer shall be prevented from receiving compensation by reason of the fact that such officer is also a director of the Corporation. Appointment as an officer shall not of itself create a contract or other right to compensation for services performed as such officer.

ARTICLE VI
Indemnification

Section 6.01 Indemnification. The Corporation shall indemnify, to the fullest extent permissible under the Revised Business Corporation Act of the State of Utah, or the indemnification provisions of any successor statute, any person, and the heirs and personal representatives of such person, against any and all judgments, fines, amounts paid in settlement and costs and expenses, including attorneys' fees, actually and reasonably incurred by or imposed upon such person in connection with, or resulting from any claim, action, suit or proceeding (civil, criminal, administrative or investigative) in which such person is a party or is threatened to be made a party by reason of such person being or having been a director or officer of the Corporation, of a subsidiary of the Corporation, or another corporation, joint venture, trust or other organization in which such person serves as a director or officer at the request of the Corporation, or by reason of such person being or having been an administrator or a member of any board or committee of the Corporation, subsidiary of the Corporation or of any such other organization, including, but not limited to, any administrator, board or committee related to any employee benefit plan of the Corporation or its subsidiaries.

The Corporation shall advance expenses incurred in defending a civil or criminal action, suit or proceeding to any such director or officer upon receipt of an undertaking by or on behalf of the director or officer to repay such amount, if it shall ultimately be determined that such person is not entitled to indemnification by the Corporation.

The foregoing right of indemnification and advancement of expenses shall in no way be exclusive of any other rights of indemnification to which any such person may be entitled, under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs and personal representatives of such person.

Section 6.02 Reliance Upon Corporate Records. Each director and officer and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation or of any of its subsidiaries, or upon information, opinions, reports or statements made to the Corporation or any of its subsidiaries by any officer or employee of the Corporation or of a subsidiary or by any committee designated by the Board of Directors or by any other person as to matters such director, officer or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 6.03 Indemnification of Officers, Employees, Fiduciaries, and Agents. Unless otherwise provided in the Articles of Incorporation, and pursuant to Section 16-10a-907 of the Act:

(i)  an officer of the Corporation is entitled to mandatory indemnification under Section 16-10a-903 of the Act, and is entitled to apply for court-ordered indemnification under Section 16-10a-905 of the Act, in each case to the same extent as a director;

(ii)  the Corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the Corporation to the same extent as to a director; and

(iii)  the Corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by the Articles of Incorporation, these Bylaws, action of the Board of Directors, or contract.

Section 6.04 Insurance. As provided in Section 16-10a-908 of the Act, the Corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic Corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by such person in that capacity or arising from such person’s status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation would have power to indemnify such person against the same liability under Article VII of these Bylaws or Sections 16-10a-902, 903 or 907 of the Act. Insurance may be procured from any insurance company designated by the Board of Directors, whether the insurance company is formed under the laws of this state or any other jurisdiction, including any insurance company in which the Corporation has an equity or any other interest through stock ownership or otherwise.

Section 6.05 Scope of Indemnification. The indemnification and advancement of expenses authorized by this Article is intended to permit the Corporation to indemnify to the fullest extent permitted by the laws of the State of Utah any and all persons whom it shall have power to indemnify under such laws from and against any and all of the expenses, disabilities, or other matters referred to in or covered by such laws. Any indemnifi-cation or advancement of expenses hereunder, unless otherwise provided when the indemnification or advancement of expenses is authorized or ratified, is intended to be applicable to acts or omissions that occurred prior to the adoption of this Article, shall continue as to any party during the period such party serves in any one or more of the capacities covered by this Article, shall continue thereafter so long as the party may be subject to any possible proceeding by reason of the fact that such party served in any one or more of the capacities covered by this Article, and shall inure to the benefit of the estate and personal representa-tives of such person. Any repeal or modification of this Article or of any Section or provision hereof shall not affect any right or obligations then existing. All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and each party covered hereby.

Section 6.06 Other Rights and Remedies. The rights to indemnification and advancement of expenses provided in this Article shall be in addition to any other rights which a party may have or hereafter acquire under any applicable law, contract, order, or otherwise.

Section 6.07 Severability. If any provision of this Article shall be held to be invalid, illegal or unenforceable for any reason, the remaining provisions of this Article shall not be affected or impaired thereby, but shall, to the fullest extent possible, be construed so as to give effect to the intent of this Article that each party covered hereby is entitled to the fullest protection permitted by law.

ARTICLE VII
Stock

Section 7.01 Issuance of Shares. Except to the extent any such powers may be reserved to the shareholders by the Articles of Incorporation, as provided in Section 16-10a-621 of the Act, the Board of Directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts or arrangements for services to be performed, or other securities of the Corporation. The terms and conditions of any tangible or intangible property or benefit to be provided in the future to the Corporation, including contracts or arrangements for services to be performed, are to be set forth in writing.

Before the Corporation issues shares, the Board of Directors must determine that the consideration received or to be received for the shares to be issued is adequate.

The Board of Directors may authorize a committee of the Board of Directors, or an officer of the Corporation, to authorize or approve the issuance or sale, or contract for sale of shares, within limits specifically prescribed by the Board of Directors.

Section 7.02 Certificates for Shares; Shares Without Certificates.

(a) Use of Certificates. As provided in Section 16-10a-625 of the Act, shares of the Corporation may, but need not be, represented by certificates. Unless the Act or another applicable statute expressly provides otherwise, the rights and obligations of shareholders are not affected by whether or not their shares are represented by certificates.

(b) Content of Certificates. Certificates representing shares of the Corporation must, at a minimum, state on their face:

(i)  the name of the Corporation, and that it is organized under the laws of Utah;

(ii)  the name of the person to whom the certificate is issued; and

(iii)  the number and class of shares and the designation of the series, if any, the certificate represents.

If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and relative rights determined for each series, and the authority of the Board of Directors to determine variations for any existing or future class or series, must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder such information on request in writing and without charge.

Each share certificate must be signed (either manually or by facsimile) by the president or a vice president and by the secretary or an assistant secretary, or by any two other officers as may be designated in these Bylaws or by the Board of Directors. Each certificate for shares is to be consecutively numbered or otherwise identified.

(c) Shares Without Certificates. As provided in Section 16-10a-626 of the Act, unless the Articles of Incorporation or these Bylaws provide otherwise, the Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. Such an authorization will not affect shares already represented by certificates until they are surrendered to the Corporation.

Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates by Subsections 625(2) and (3) of the Act, as summarized in Section 7.02(b) above.

(d) Shareholder List. The Corporation shall maintain a record of the names and addresses of the persons to whom shares are issued, in a form meeting the requirements of Section 16-10a-1601(3) of the Act.

(e) Transferring Certificated Shares. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

(f) Registration of the Transfer of Shares. Registration of the transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation. In order to register a transfer, the record owner shall surrender the shares to the Corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the Corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the Corporation as the owner, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Section 7.03 Restrictions on Transfer of Shares Permitted. As contemplated by Section 16-10a-627 of the Act, the Articles of Incorporation, and these Bylaws, an agreement among shareholders, or an agreement between one or more shareholders and the Corporation may impose restrictions on the transfer or registration of transfer of shares of the Corporation. A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction or otherwise consented to the restriction.

A restriction on the transfer or registration of transfer of shares may be authorized for any of the purposes set forth in Section 16-10a-627(3) of the Act. A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this section and its existence is noted conspicuously on the front or back of the certificate, or is contained in the information statement required by Section 7.02(c) of these Bylaws with regard to shares issued without certificates. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

Section 7.04 Acquisition of Shares by the Corporation. Subject to the limitations on distributions set forth in Section 16-10a-640 of the Act and any other restrictions imposed by applicable law, the Corporation may acquire its own shares, as authorized by Section 16-10a-631 of the Act, and shares so acquired constitute authorized but unissued shares.

If the Articles of Incorporation prohibit the reissuance of acquired shares, the number of authorized shares is reduced by the number of shares acquired by the Corporation, effective upon amendment of the Articles of Incorporation, which amendment may be adopted by the Board of Directors without shareholder action, as provided in Sections 16-10a-632(b) and 1002 of the Act. Articles of amendment affecting such an amendment must meet the requirements of Section 16-10a-631(3) of the Act.

ARTICLE VIII
Amendments to Bylaws

Section 8.01 Authority to Amend. The Corporation’s Board of Directors may amend these Bylaws or repeal and adopt new bylaws at any time. The Corporation’s shareholders entitled to vote may adopt additional bylaws and may amend or repeal any of these Bylaws, whether or not adopted by them, at any time.

ARTICLE IX
Miscellaneous

Section 9.01 Corporate Seal. The Board of Directors may, but need not, provide for a corporate seal, to be in such a form as the directors may determine to be appropriate, and any officer of the Corporation may, when and as required or as determined to be appropriate, affix or impress the seal, or a facsimile thereof, to or on any instrument or document of the Corporation.

Section 9.02 Fiscal Year. The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December in each year.

Section 9.03 Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Corporation by the Chairman, or the President, or any Vice President, or the Secretary or the Assistant Secretary. Any such instrument may also be executed, acknowledged, verified, delivered or accepted in behalf of the Corporation in such other manner and by such other officers as the Board may from time to time direct. The provisions of this Section 9.03 are supplementary to any other provisions of these Bylaws.

(END)

CERTIFICATE OF ADOPTION OF RESTATED BYLAWS

OF

ZIONS BANCORPORATION

The undersigned hereby certifies that he is the duly appointed and acting Secretary of ZIONS BANCORPORATION, a Utah Corporation, and that the foregoing Restated Bylaws were approved and adopted by a vote of the directors of the Corporation, effective as of the 27th day of January 2006, and a record of such action is maintained in the minute book of the Corporation.

Executed this ______ day of February 2006.

Thomas E. Laursen, Secretary